Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" for the Scudder VIT Equity 500 Index Fund in the Class B2 Shares Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Scudder VIT Funds Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A, No. 333-00479) of our report dated February 8, 2005, on the financial statements and financial highlights of the Scudder VIT Equity 500 Index Fund, included in the Fund's Annual Report dated December 31, 2004.


                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 19, 2005